UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059
(Address of principal executive offices, zip code)

661-723-7723
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on September 19, 2011, Simulations Plus, Inc., a California corporation (the “Company”), submitted a bid to purchase substantially all of the assets of Entelos, Inc. (“Entelos”), in an auction supervised by and in accordance with certain bidding procedures approved by the United States Bankruptcy Court for the District of Delaware and pursuant to the provisions of Section 363 of the U.S. Bankruptcy Code.  The auction took place on September 21, 2011, and the Company’s bid was selected as the “backup bid”, meaning that it was not selected as the highest or best bid, but remains an irrevocable offer to purchase the assets of Entelos until 6:00 p.m. (PDT) on September 27, 2011, if the assets are not sold to the bidder making the highest or best bid.

In connection with the Company’s bid to purchase the assets of Entelos, the Company executed and delivered a Bill of Sale (“Bill of Sale”) to Entelos, pursuant to which the Company proposed to effectuate the purchase of the assets of Entelos.  Although not selected as the highest or best bid, the Bill of Sale may still be enforced against the Company by Entelos if Entelos informs the Company prior to 6:00 p.m. (PDT) on September 27, 2011, of its intent to immediately consummate the sale of its assets to the Company pursuant to the Bill of Sale.  The Bill of Sale provides that the Company will purchase substantially all of the assets of Entelos for a purchase price equal to the sum of (i) $1,750,000, plus (ii) certain amounts to cure and assume certain executory contracts and/or unexpired leases of Entelos, plus (iii) the assumption of certain liabilities.  However, the Company agreed with Entelos during the auction to modify the purchase price in the Bill of  Sale and pay $1,850,000, rather than $1,750,000 (with the balance of the Bill of  Sale to remain essentially unchanged), if the Company is selected to purchase the assets of Entelos.  If the Company is not contacted by Entelos prior to 6:00 p.m. (PDT) on September 27, 2011, the Bill of Sale shall be null and void and not enforceable by any party.

The description of the Bill of Sale above is only a summary and, except for the increase of the purchase price from $1,750,000 to $1,850,000 during the overbid process of the auction, is qualified in its entirety by the full text of that document which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

10.1
Bill of Sale dated September 19, 2011, by and between Entelos, Inc. and Simulations Plus, Inc. (which is not enforceable against Entelos, Inc., is only enforceable against Simulations Plus, Inc. until 6:00 p.m. (PDT) on September 27, 2011, and is qualified by the change to the purchase price from $1,750,000 to $1,850,000 during the auction described above)

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate.  Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.
(Registrant)

Date: September 23, 2011	By: /s/ Momoko Beran
Momoko Beran
Chief Financial Officer